GEOSPATIAL CORPORATION - 10-Q

Exhibit 32.2

CERTIFICATION PURSUANT TO TITLE 18, UNITED STATES CODE, SECTION 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Geospatial Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, Thomas R. Oxenreiter, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 20, 2018By:/s/ Thomas R. Oxenreiter

Name:Thomas R. Oxenreiter

Title:Chief Financial Officer

             (Principal Financial Officer)